                                                                     Exhibit 4.5

                                    EXHIBIT B

                        ASPECT COMMUNICATIONS CORPORATION

              AMENDMENT NO. 3 TO PREFERRED SHARES RIGHTS AGREEMENT

      This Amendment No. 3 to Preferred Shares Rights Agreement (this "Amendment") is effective as of --, 2004 and amends the Preferred Shares Rights Agreement dated as of May 11, 1999, as amended on December 12, 2001 and November 14, 2002 (the "Rights Agreement") by and between Aspect Communications Corporation , a California corporation (the "Company"), and Equiserve Trust Company, N.A. as "Rights Agent" (successor to original rights agent, BankBoston, N.A.).

                                    RECITALS

      A. The Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to (i) request that Vista Equity Fund II, L.P. (the "Investor") convert 50,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Conversion") into an aggregate of 22,222,222 shares of Common Stock, par value $0.01 per share, of the Company pursuant to the Certificate of Determination of Rights, Preferences and Privileges of Series B Convertible Preferred Stock, dated as of January 21, 2003, (ii) agree that in connection with the Conversion, the Company shall execute, deliver and perform certain obligations pursuant to a Conversion Agreement (the "Conversion Agreement"), dated as of February 13, 2004, among the Company, the Investor and Vista Equity Partners, LLC ("Vista VEP"), and (iii) agree that in connection with the Conversion, the Company shall issue 200,000 shares (the "VEP Shares") of Common Stock to Vista VEP or its permitted assigns pursuant to the Conversion Agreement.

      B. Pursuant to the Conversion Agreement, the Company is obligated to amend the Rights Agreement in certain respects.

      C. In accordance with Section 27 of the Rights Agreement, the Company has the power to supplement or amend the Rights Agreement in any respect without the approval of the Rights Agent or any holders of "Rights" prior to the "Distribution Date" (as such terms are defined in the Rights Agreement).

      D. As of the date of this Amendment, the Distribution Date has not occurred.

                                    AMENDMENT

        In consideration of the foregoing, the parties agree as follows:

      1. Amendment to Rights Agreement. The second paragraph of the definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

            Furthermore, notwithstanding the foregoing paragraph, the term "Acquiring Person" shall not be deemed to include either Vista Equity Fund II, L.P. ("Vista"), Vista Equity Partners, LLC ("VEP") or their respective Associates and Affiliates (collectively, the "Vista Entities") so long as the Vista Entities collectively shall be the Beneficial Owners of no more than 34.9% of the Common Shares then outstanding. In addition to the foregoing, none of the Vista Entities shall be deemed to be an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by the Vista Entities to 34.9% or more of the Common Shares of the Company then outstanding; provided, however, that if the Vista Entities shall collectively become the Beneficial Owners of 34.9% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company collectively become the Beneficial Owners of any additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or shares convertible into Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then the Vista Entities shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional Common Shares of the Company the Vista Entities do not collectively beneficially own 34.9% or more of the Common Shares of the Company then outstanding. The exemptions contemplated by this paragraph for the Vista Entities shall automatically terminate without any action on the part of the Company or the Vista Entities in their entirety immediately upon the time at which the Vista Entities shall be Beneficial Owners of less than 15% of the Common Shares outstanding."

      2. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with laws of such State applicable to contracts to be made and performed entirely within such State.

      3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all such counterparts shall together constitute one and the same instrument.

      4. Effective Time. This Amendment shall be effective immediately prior to the Closing (as defined in the Conversion Agreement).

            Terms used herein but not defined herein shall have the meaning set forth in the Rights Agreement.

                            [Signature page follows.]

            The parties have caused this Amendment to be duly executed as of the date first written above.



                                        ASPECT COMMUNICATIONS
                                        CORPORATION



                                        By:
                                           ---------------------------------
                                           Name:  Gary Barnett
                                           Title: President and Chief Executive
                                                  Officer

                                        Address:  1310 Ridder Park Drive
                                                  San Jose, CA  95131
                                        Fax:      (408) 325-2260



                                        EQUISERVE TRUST COMPANY, N.A.



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                        Address:

                                        Fax:

                                    EXHIBIT A

                              OFFICER'S CERTIFICATE
                                       OF
                        ASPECT COMMUNICATIONS CORPORATION

            The undersigned, Gary Wetsel, hereby certifies as follows:

            1. The undersigned is the duly elected Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer of Aspect Communications Corporation, a California corporation (the "Company").

            2. Pursuant to the Preferred Shares Rights Agreement dated as of May 11, 1999, as amended on December 12, 2001 and November 14, 2002, entered into by and among the Company and BankBoston N.A., as Rights Agent (the "Rights Agreement"), the Company proposes to amend the Rights Agreement pursuant to Amendment No. 3 to Preferred Shares Rights Agreement dates of the date hereof (the "Amendment").

            3. The undersigned has examined the requirements of Section 27 of the Rights Agreement regarding amendments and supplements to the Rights Agreement.

            4. The undersigned is of the opinion that the Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

            The undersigned has executed this certificate as an officer of the Company this -- day of --, 2004.



                                        ----------------------------------
                                        Gary Wetsel
                                        Executive Vice President, Finance,
                                        Chief Financial Officer and
                                        Chief Administrative Officer